ADMA Biologics Announces Closing of $40M Public Offering

RAMSEY, N.J. and BOCA RATON, FL., June 12, 2018 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”) announced today the closing of its previously announced underwritten public offering of 8,368,200 shares of its common stock at a public offering price of $4.78 per share. The gross proceeds from the offering are approximately $40.0 million, before deducting underwriters’ discounts and commissions and other offering expenses payable by the Company. The underwriters continue to have an option to purchase up to an additional 1,255,230 shares of common stock at the public offering price, before deducting underwriting discounts and commissions, which option expires July 8, 2018.

ADMA intends to use the net proceeds from this offering (i) for continued remediation and ongoing improvement and enhancements at its plasma fractionation facility located in Boca Raton, FL, (ii) to submit the Prior Approval Supplement for, and relaunch of, Bivigam®, (iii) to resubmit the Biologics License Application for its lead pipeline product candidate, RI-002, (iv) in connection with U.S. Food and Drug Administration approval of its third plasma collection facility, and (v) for general corporate purposes and other capital expenditures.

A number of new and existing investors, in addition to certain officers and directors of the Company, participated in this offering.

Raymond James & Associates, Inc. acted as sole book-running manager. Oppenheimer & Co. Inc. acted as lead manager and Chardan acted as co-manager for the offering.

The securities described above were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-225048) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on May 31, 2018. A final prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com or by accessing the SEC’s website at www.sec.gov.

About ADMA Biologics, Inc. (ADMA)

ADMA is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886 and 9,969,793 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |